Exhibit 107

Calculation of Filing Fee Tables

Post-Effective Amendment No 1 to Form S-1

(Form Type)

Sarcos Technology and Robotics Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule		Amount Registered (1)		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price		Fee Rate		Amount of Registration Fee
Newly Registered Securities
Fees to be paid
Fees previously paid	Equity	Common Stock, par value $0.0001 per share	457	(c)	22,000,000	(2)	$6.13	(6)	$134,860,000.00	(6)	0.0000927		$12,501.53
	Equity	Common Stock, par value $0.0001 per share	457	(c)	139,375,699	(3)	$6.13	(6)	$854,373,034.87	(6)	0.0000927		$79,200.39
	Equity	Common Stock, par value $0.0001 per share	457	(c)	6,405,960	(4)	$6.13	(6)	$39,268,534.80	(6)	0.0000927		$3,640.20
	Equity	Common Stock, par value $0.0001 per share	457	(c)	20,549,468	(5)	$6.13	(6)	$125,968,238.84	(6)	0.0000927		$11,677.26
	Equity	Warrants to purchase Common Stock	457	(g)	6,749,468		0.00	(7)	$0	(7)	N/A	(7)	$0	(7)
	Total Offering Amounts								$1,154,469,808.51				$107,019.38
	Total Fees Previously Paid												$107,019.38
	Total Fee Offsets												—
	Net Fee Due												$0	(8)

___________

(1)

Pursuant to Rule 416(a) under the Securities Act, this Registration Statement shall also cover any additional shares of Registrant’s common stock that become issuable as a result of any stock dividend, stock split, recapitalization, or other similar transaction effected without the receipt of consideration that results in an increase to the number of outstanding shares of Registrant’s common stock, as applicable.

(2)

Consists of an aggregate of 22,000,000 outstanding shares of the Registrant’s Common Stock beneficially owned by a number of subscribers purchased from the Registrant, for a purchase price of $10.00 per share, pursuant to separate PIPE Subscription Agreements. These shares are registered for resale on this Registration Statement.

(3)

Consists of an aggregate of (a) 104,752,916 shares of Common Stock issued in connection with the Business Combination (as defined in the Registration Statement), (b) 5,129,222 shares of Common Stock issuable upon the exercise of certain outstanding restricted stock awards issued in connection with the Business Combination, (c) 341,485 shares of Common Stock issuable upon the exercise of certain outstanding options issued in connection with the Business Combination, (d) 1,106,384 shares of Common Stock issuable upon the exercise of certain outstanding restricted stock units issued in connection with the Business Combination and (e) up to 28,045,692 Earnout Shares (as defined in the Registration Statement), each being registered for resale on this Registration Statement.

(4)

Consists of an aggregate of 6,405,960 shares of Common Stock issued in private placements prior to or in connection with our predecessor company’s initial public offering, and which are being registered for resale on this Registration Statement.

(5)

Consists of an aggregate of 20,549,468 shares of Common Stock issuable upon the exercise of outstanding warrants. Of these, 6,749,468 shares of Common Stock are also being registered for resale on this Registration Statement. A portion of these warrants have been sold under this Registration Statement prior to the filing of this Post-Effective Amendment and therefore have been removed from the prospectus.

(6)

Pursuant to Rule 457(c) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share is $6.13, which is the average of the high and low prices of shares of Common Stock on The Nasdaq Global Market on October 12, 2021 (such date being within five business days of the date that the Registration Statement on Form S-1 (File No. 333-260296) was filed with the U.S. Securities and Exchange Commission).

(7)	In accordance with Rule 457(i), the entire registration fee for the warrants is allocated to the shares of common stock underlying the warrants, and no separate fee is payable for the warrants.
(8)

A registration fee of $107,019.38 has previously been paid in connection with the initial filing of the Registration Statement, filed with the Securities and Exchange Commission on October 15, 2021. Accordingly, no registration fee is being paid with this Post-Effective Amendment No. 1 to the Registration Statement.

Table 2: Fee Offset Claims and Sources

N/A

Table 3: Combined Prospectuses

N/A